Exhibit 5.1

August 2, 2011

WhiteGlove Health, Inc.

5300 Bee Cave Road

Building 1, Suite 100

Austin, Texas 78746

RE: WhiteGlove Health, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to WhiteGlove Health, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-173827, as amended and as may be subsequently amended) (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale of up to 2,875,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) by the Company (the “Company Shares”) and certain selling stockholders (the “Secondary Shares”) in the event of the exercise of the underwriters’ overallotment option granted by the selling stockholders to the underwriters of the offering.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), (ii) the Amended and Restated Certificate of Incorporation of the Company to be filed and effective in connection with the sale of the Shares, (iii) the Bylaws of the Company as in effect on the date hereof and at the time of the adoption of the resolutions by the Board of Directors approving the issuance of the Shares, as certified to us by a Company officer, (iv) an underwriting agreement to be entered into by the Company and the underwriters (the “Underwriting Agreement”), (v) certain resolutions of the Board of Directors of the Company, as certified to us by a Company officer, (vi) a specimen certificate representing the Common Stock, and (vii) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. As to all matters of fact material to such opinion, we have relied upon representations of officers of the Company.

In our examination, we have assumed and have not independently established or verified (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, conformed, photostatic or faxed copies. In rendering the opinion set forth below, we have assumed that the certificate or certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and will conform to the specimen stock certificate examined by us evidencing the Common Stock.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) when issued, sold and paid

WhiteGlove Health, Inc.

August 2, 2011

for in accordance with the Underwriting Agreement, the Company Shares will be validly issued, fully paid and non-assessable and (ii) the Secondary Shares have been validly issued and are fully paid and non-assessable.

The foregoing opinion is based on and is limited to the General Corporation Law of the State of Delaware (which is deemed to include the statutory provisions thereof, applicable provisions of the Delaware Constitution and reported judicial opinions interpreting the foregoing), and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law.

Respectfully submitted,

Andrews Kurth LLP